As filed with the Securities and Exchange Commission on March 9, 2026.
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Diversified Energy Company
(Exact name of registrant as specified in its charter)

Delaware	41-2283606
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1600 Corporate Drive
Birmingham, Alabama 35242
Tel: (205) 408-0909
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Benjamin M. Sullivan
Senior Executive Vice President, Chief Legal and Risk Officer and Corporate Secretary
Diversified Energy Company
1600 Corporate Drive
Birmingham, Alabama 35242
Tel: (205) 408-0909
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Hillary H. Holmes
Cynthia M. Mabry
Gibson, Dunn & Crutcher LLP
811 Main Street, Suite 3000
Houston, TX 77002
(346) 718-6600
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE
This registration statement consists of two prospectuses, covering the registration of:
•	Shares of common stock, shares of preferred stock, warrants and units of Diversified Energy Company; and
•	Shares of common stock of Diversified Energy Company that may be sold in one or more secondary offerings by the selling stockholders.
On November 21, 2025, Diversified Energy Company PLC, a public company limited by shares, incorporated under the laws of England and Wales, completed a redomestication to the United States, which was approved by the shareholders of Diversified Energy Company PLC, resulting in Diversified Energy Company, a Delaware corporation, becoming our publicly traded parent company (the “U.S. Domestication”). Immediately prior to the effective time of the U.S. Domestication, existing shares of Diversified Energy Company PLC were exchanged on a one-for-one basis for newly issued shares of corresponding common stock of Diversified Energy Company, and all issued and outstanding equity awards of Diversified Energy Company PLC were assumed by Diversified Energy Company and were converted into rights to acquire Diversified Energy Company shares of common stock on the same terms. As a result, all outstanding shareholders of Diversified Energy Company PLC became common stockholders of Diversified Energy Company. Following the U.S. Domestication, the listing of the common stock of Diversified Energy Company on the New York Stock Exchange and the equity shares (International Commercial Companies Secondary Listing) category of the Official List of the FCA and the trading on the London Stock Exchange’s main market for listed securities became effective on November 24, 2025. Throughout this registration statement, references to “Diversified,” “DEC”, the “Company,” “our,” “we” and “us” (i) for periods until the completion of the U.S. Domestication, refer to Diversified Energy Company PLC and (ii) for periods at or after the completion of the U.S. Domestication, refer to Diversified Energy Company.

PROSPECTUS

COMMON STOCK
PREFERRED STOCK
WARRANTS
UNITS
We may from time to time offer and sell, in one or more series or classes of our common stock, preferred stock, warrants and units (the “Securities”), at prices and on terms that we will determine at the time of the offering. The preferred stock, warrants and units may be convertible into or exercisable or exchangeable for common stock, preferred stock or other securities of ours. We will provide specific terms of any securities to be offered in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” carefully before you invest in the Securities.
Investing in the Securities involves certain risks. Please carefully review the information under the heading “Risk Factors” contained in this prospectus beginning on page 3, along with any risk factors described in the applicable prospectus supplement.
We may sell the Securities to or through underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly or through agents. See “Plan of Distribution.” The prospectus supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by us in connection with the offering and sale of Securities, and will set forth the terms of the offering of such Securities, including the method of distribution of such Securities, the public offering price, the proceeds to us, any fees, discounts or other compensation payable to underwriters, dealers or agents, and any other material terms of the plan of distribution.
Our shares of common stock are listed on the New York Stock Exchange (“NYSE”) under the symbol “DEC.” The last reported sale price of our common stock on NYSE on March 6, 2026 was $14.55 per share. Our shares of common stock are also admitted to the Equity Shares (International Commercial Companies Secondary Listing) of the Official List and to trading on the London Stock Exchange’s (“LSE”) main market for listed securities under the symbol “DEC.” The last reported sale price of our common stock on the LSE on March 6, 2026 was £10.78 per share (equivalent to approximately $14.36 per share based on an assumed exchange rate of £1.00 to $1.3323 as of March 6, 2026). We recommend that you obtain current market quotations for our common stock prior to making an investment decision. Each prospectus supplement will indicate if the Securities offered thereby will be listed on any securities exchange.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated March 9, 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is a part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, we may offer from time to time any combination of the Securities described in this prospectus in one or more offerings in amounts to be determined at the time of any offering.
This prospectus provides you with a general description of the Securities we may offer. Each time we offer Securities, we will provide a supplement to this prospectus that will contain specific information about the terms of Securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any prospectus supplement and any free writing prospectus by or on behalf of us, together with the additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the Securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.
Except where the context otherwise requires or where otherwise indicated, the terms “Diversified Energy,” the “Company,” the “Group,” “DEC,” “we,” “us,” “our company” and “our business” refer to Diversified Energy Company, together with its predecessors and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking statements or information (collectively, “forward-looking statements”) within the meaning of applicable securities legislation, including Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, except for statements of historical fact, that relate to the anticipated future activities, plans, strategies, objectives or expectations of the Company are forward-looking statements. When used in this prospectus, any prospectus supplement and the documents incorporated herein by reference, the use of words and phrases including “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “seek,” “believe,” “estimate,” “predict,” “potential,” “continue,” “contemplate,” “possible,” or the negative of these terms or other variations or comparable terminology, or by discussions of strategy, plans, objectives, goals, future events or intentions. These forward-looking statements include all matters that are not historical facts. They include, but are not limited to, statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial positions, liquidity, prospects, growth, strategies and the natural gas and oil industry. By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances.
Forward-looking statements are not guarantees of future performance and the actual results of our operations, financial position and liquidity, and the development of the markets and the industry in which we operate, may differ materially from those described in, or suggested by, the forward-looking statements. In addition, even if the results of operations, financial position and liquidity, and the development of the markets and the industry in which we operate are consistent with the forward-looking statements, those results or developments may not be indicative of results or developments in subsequent periods. A number of factors could cause results and developments to differ materially from those expressed or implied by the forward-looking statements including, without limitation, general economic and business conditions, the behavior of other market participants, industry trends, competition, commodity prices, changes in regulation, currency fluctuations, our ability to recover our reserves, our ability to successfully integrate acquisitions, our ability to obtain financing to meet liquidity needs, changes in our business strategy, political and economic uncertainty.
Forward-looking statements may, and often do, differ materially from actual results. Any forward-looking statements speak only as of the date of such statements were made, reflect our then current view with respect to future events and are subject to risks relating to future events and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. Investors should specifically consider the factors identified in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein, including Item 1A. Risk Factors of the Annual Report on Form 10-K, which could cause actual results to differ before making an investment decision. Subject to the requirements of applicable law, we explicitly disclaim any obligation or undertaking to revise any forward-looking statements that may occur due to any change in our expectations or to reflect events or circumstances after the date such forward-looking statements were made except as may be required by applicable law.

RISK FACTORS
An investment in our Securities involves risk. Before investing in our Securities, you should carefully consider all of the information included in this prospectus and the documents incorporated by reference herein, and the risks discussed under the caption “Risk Factors” in any prospectus supplement and our Annual Report on Form 10-K with the SEC and any subsequent updates and other reports and documents we file with the SEC, which are incorporated by reference herein and in any prospectus supplement and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially and adversely affected by any of such risks or additional risks and uncertainties that are currently immaterial or unknown. The trading price and value of our Securities could decline due to any of these risks, and you may lose all or part of your investment. Please see “Cautionary Note Regarding Forward-Looking Statements.”

DIVERSIFIED ENERGY COMPANY
We are a leading independent energy company focused on natural gas and liquids production, transportation, marketing and well retirement, primarily located within the Appalachian and Central regions of the United States. Our strategy is to acquire existing long-life assets and to make investments in those assets to improve environmental and operational performance under a modern field management philosophy and stewardship-based approach to generate cash flows and maximize shareholder returns. Our target assets are characterized by multi-decade production profiles and low decline rates, and we place a particular focus on assets whose value we believe can be enhanced by scale and vertical integration through complementary midstream infrastructure or by our operational and marketing framework.
Our business model emphasizes responsible stewardship and operational excellence, focusing on maximizing value from existing reserves. Our disciplined, full-lifecycle asset management approach is central to our success. We focus on optimizing and extending the productive life of existing wells, using advanced monitoring technologies and data analytics to drive operational efficiency and safety.
Our principal executive offices are located at 1600 Corporate Drive, Birmingham, Alabama 35242, and our telephone number at that location is (205) 408-0909. Our website address is www.div.energy. Information on, or that is accessible from, our website, even if referred to in documents incorporated by reference in this prospectus, does not constitute part of this prospectus.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of Securities for general corporate purposes, which may include, but are not limited to, capital expenditures, acquisitions, working capital and repayment, refinancing or redemption of indebtedness or other securities. The amount of net proceeds to be used for any such purpose will be described in an applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following is a description of the material terms of our capital stock and provisions of our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”) as currently in effect and certain provisions of Delaware law. The following description may not contain all of the information that is important to you, and we therefore refer you to our Certificate of Incorporation and Bylaws, copies of which are filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. For more information on how you can obtain our Certificate of Incorporation and our Bylaws, see the heading “Where You Can Find More Information.”
Under the Certificate of Incorporation, we are authorized to issue up to 350,000,000 shares of common stock, par value $0.01 per share, and 30,000,000 shares of preferred stock, par value $0.01 per share.
Common Stock
Voting Rights
The holders of our common stock are entitled to one vote per share on all matters on which stockholders are generally entitled to vote; provided, however, that, except as otherwise required by law, holders of common stock, as such, are not entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation. Holders of our common stock do not have cumulative voting rights in the election of directors. Accordingly, the holders of a majority of the combined voting power of our common stock could, if they so choose, elect all the directors.
Dividends
Subject to the rights of the holders of any outstanding series of preferred stock, holders of common stock are entitled to receive dividends to the extent permitted by law when, as and if declared by our board of directors.
Liquidation
Upon our dissolution, liquidation or winding up, subject to the rights of the holders of any outstanding series of preferred stock, the holders of shares of common stock are entitled to receive our assets available for distribution to our stockholders ratably in proportion to the number of shares held by them.
Other Matters
The Certificate of Incorporation does not entitle holders of our common stock to preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and non-assessable.
Preferred Stock
Unless required by law or by any stock exchange on which our common stock may be listed, the authorized shares of preferred stock will be available for issuance without further action by our stockholders. Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which apply as long as our common stock is listed on NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the combined voting power of our common stock and certain issuances to related parties. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans.
Our Certificate of Incorporation authorizes our board of directors to establish from time to time the number of shares to be included in each series of preferred stock, and to fix the designation, powers, preferences, and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of each series of preferred stock. Our board of directors is also able to increase or decrease the number of authorized shares of any series of preferred stock (but not below the number of shares of that series of preferred stock then outstanding) without any further vote or action by the stockholders.

As of December 31, 2025, no shares of preferred stock were outstanding. If we offer shares of preferred stock pursuant to this prospectus, the specific terms of the preferred stock will be described in the applicable prospectus supplement.
Anti-Takeover Effects of Delaware Law, the Certificate of Incorporation and the Bylaws
Certain provisions of Delaware law, the Certificate of Incorporation and the Bylaws could make the acquisition of our Company more difficult and could delay, defer or prevent a tender offer or other takeover attempt that a stockholder might consider to be in its best interest, including takeover attempts that might result in the payment of a premium to stockholders over the market price for their shares. These provisions also may promote the continuity of our management by making it more difficult for a person to remove or change the incumbent members of our board of directors.
Authorized but Unissued Shares; Undesignated Preferred Stock. The authorized but unissued shares of our common stock are available for future issuance without stockholder approval, except as required by law or by any stock exchange on which our common stock may be listed. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans. In addition, our board of directors may authorize, without stockholder approval, the issuance of undesignated preferred stock with voting rights or other rights or preferences designated from time to time by our board of directors. The existence of authorized but unissued shares of common stock or preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.
No Cumulative Voting. Holders of our common stock do not have cumulative voting rights in the election of directors.
Special Meetings of Stockholders. The Certificate of Incorporation and the Bylaws provide that special meetings of our stockholders (1) may be called at any time by our board of directors; and (2) shall be called by our secretary upon the written request or requests of one or more persons that: (a) own (as defined in the Bylaws) shares representing at least 25% of the voting power of the stock outstanding and entitled to vote on the matter or matters to be brought before the proposed special meeting as of the record date fixed in accordance with the Bylaws to determine who may deliver a written request to call the special meeting; and (b) comply with such procedures for calling a special meeting of stockholders as may be set forth in the Bylaws and amended from time to time. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to our notice of meeting.
Stockholder Action by Written Consent. Pursuant to Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”), any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless the certificate of incorporation provides otherwise. The Certificate of Incorporation precludes stockholder action by written consent.
Advance Notice Requirements for Stockholder Proposals and Nomination of Directors. The Bylaws require stockholders seeking to bring business before an annual meeting of stockholders, or to nominate individuals for election as directors at an annual or special meeting of stockholders, to provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to the secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day, prior to the anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, such notice will be timely only if delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the date on which a public announcement of the date of such annual meeting is first made by us. The Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our meetings of stockholders. These provisions may also discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the potential acquiror’s own slate of directors or otherwise attempting to obtain control of our company.

Removal of Directors; Vacancies. The Certificate of Incorporation provides that directors may be removed with or without cause, by the affirmative vote of holders of at least a majority of the voting power of the stock outstanding and entitled to vote thereon, provided, however, that when the holders of any class or series of preferred stock are entitled to elect one or more directors pursuant to the Certificate of Incorporation, with respect to the removal without cause of a director or directors so elected, the vote of the holders of the outstanding shares of that class or series, and not the vote of the outstanding shares as a whole, shall apply. In addition, the Certificate of Incorporation also provides that any newly created directorship on our board of directors resulting from any increase in the authorized number of directors and any vacancies in our board of directors may be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by the sole remaining director.
Amendments to the Bylaws and the Certificate of Incorporation. The Certificate of Incorporation and the Bylaws provide that our board of directors is expressly authorized to adopt, amend or repeal the Bylaws without a stockholder vote.
The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. The Certificate of Incorporation provides that the affirmative vote of at least 66 2/3% of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, is required to amend or repeal, or adopt any provision inconsistent with, the following provisions in the Certificate of Incorporation, among others:
•	the provisions regarding our board of directors;
•	the provisions precluding stockholder action by written consent;
•	the provisions regarding calling special meetings of stockholders;
•	the provision requiring a majority vote for stockholders to amend the Bylaws;
•	the provisions eliminating monetary damages for breaches of fiduciary duty by a director or officer;
•	the amendment provision requiring that the above provisions be amended only with a 66 2/3% supermajority vote; and
•	the provisions regarding the forum for adjudication of disputes.
Section 203 of the Delaware General Corporation Law. We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:
•
before the person became an interested stockholder, our board of directors approved either the business combination or the transaction in which the interested stockholder became an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced (other than statutorily excluded shares); or

•
on or after the date the interested stockholder attained that status, the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

An interested stockholder is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. The term “business combination” is broadly defined to include a broad array of transactions, including mergers, consolidations, sales or other dispositions of assets having a total value in excess of 10% of the consolidated assets of the corporation or all of the outstanding stock of the corporation, and some other transactions that would increase the interested stockholder’s proportionate share ownership in the corporation.
Exclusive Forum. The Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware, will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of our company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of our company to our company or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine of the State of Delaware, and the federal district courts of the United States will be the exclusive forum for any complaint asserting a cause of action arising under the Securities Act.
Limitations on Liability and Indemnification of Officers and Directors
Subject to certain exceptions, the DGCL authorizes corporations to limit or eliminate the personal liability of directors and certain officers to corporations and their stockholders for monetary damages for breaches of their fiduciary duties. Under the Certificate of Incorporation and Bylaws, to the fullest extent permitted by the DGCL, our directors and officers will not be personally liable to our company or any of our stockholders for monetary damages for any breach of fiduciary duty as a director or officer. Currently, the DGCL does not permit exculpation of: (a) a director or officer for breach of the director’s or officer’s duty of loyalty to our company or our stockholders; (b) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) a director for unlawful payment of dividends or unlawful stock repurchases or redemptions, as provided under Section 174 of the DGCL; (d) a director or officer for any transaction from which the director or officer derived an improper personal benefit; or (e) an officer in any action by or in the right of the corporation. Under the Certificate of Incorporation and the Bylaws, we are required to indemnify each of our directors and certain of our officers, to the fullest extent permitted by the DGCL, subject to certain exceptions.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase any combination of our shares of common stock, shares of preferred stock or other securities. We may issue warrants independently or together with other Securities. Warrants sold with other Securities may be attached to or separate from the other Securities. The warrants either will be issued under a warrant agreement that will be entered into by us and a warrant agent at the time of issuance of the warrants or will be represented by warrant certificates issued by us.
Holders of warrants are not stockholders of Diversified Energy. The particular terms and provisions of warrants offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such warrants. This description will include, where applicable: (i) the title or designation of the warrants; (ii) the number of warrants offered; (iii) the number of shares of common stock and/or other securities of Diversified Energy purchasable upon exercise of the warrants and the procedures for exercise; (iv) the exercise price of the warrants; (v) the dates or periods during which the warrants are exercisable and when they expire; (vi) the designation and terms of any other securities with which the warrants will be offered, if any, and the number of warrants that will be offered with each such security; (vii) the material income tax consequences of owning, holding and disposing of the warrants; and (viii) any other material terms and conditions of the warrants including, without limitation, transferability and adjustment terms and whether the warrants will be listed on a stock exchange.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other Securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each Security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included Security. The unit agreement under which a unit is issued may provide that the Securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
The particular terms and provisions of units offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such units. This description will include, where applicable: (i) the designation and terms of the units and of the Securities comprising the units, including whether and under what circumstances those Securities may be held or transferred separately; (ii) any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the Securities comprising the units; (iii) whether the units will be issued in fully registered or global form; and (iv) any other material terms and conditions of the units.

PLAN OF DISTRIBUTION
The Securities offered by this prospectus and applicable prospectus supplements may be sold from time to time in one or more of the following ways:
•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;
•	block trades in which the broker dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker dealer as principal and resale by the broker dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	in privately negotiated transactions;
•	in transactions through broker dealers that agree with us to sell a specified number of such securities at a stipulated price per security;
•	delayed delivery arrangements;
•	to or through underwriters or broker-dealers;
•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.
At the time a particular offer of Securities is made, if required, a prospectus supplement will be distributed that will set forth the number of Securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act. If underwriters or dealers are used in the sale, the Securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions:
•	at a fixed price or prices which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
The Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the Securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the Securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.
Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the Securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best-efforts basis for the period of its appointment.
If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase Securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.
Underwriters, dealers and agents may be entitled under agreements entered into with us to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
Certain persons participating in any offering of Securities may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities offered. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell Securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Securities, and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of Securities than they are required to purchase from us in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the Securities sold for their account may be reclaimed by the syndicate if such Securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time. These transactions may be effected on the NYSE or otherwise. These activities will be described in more detail in the sections entitled “Plan of Distribution” or “Underwriting” in the applicable prospectus supplement.

LEGAL MATTERS
Gibson, Dunn & Crutcher LLP will pass upon the validity of any securities being offered by this prospectus. Any underwriters, dealers or agents will be represented by their own legal counsel.
EXPERTS
Independent Registered Public Accounting Firm
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report (which contains a paragraph relating to the effectiveness of internal control over financial reporting due to the exclusion of Canvas Energy Inc. because it was acquired by the Company during 2025) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The audited historical financial statements of Maverick Natural Resources, LLC as of and for the year ended December 31, 2023 incorporated by reference in this prospectus by reference to Exhibit 99.1 of Diversified Energy’s Report on Form 6-K dated May 16, 2025, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Maverick Natural Resources, LLC as of December 31, 2024 and for the year then ended, incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, P.C., independent auditors, given on the authority of said firm as experts in auditing and accounting.
The audited financial statements of Canvas Energy Inc. as of December 31, 2024 and 2023 and for the years then ended incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance on the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.
Independent Petroleum Engineers
The letter report, included as an exhibit to the Company’s Annual Report on Form 10-K, of Netherland, Sewell & Associates, Inc., independent consulting petroleum engineers, and information with respect to our natural gas, oil and NGL reserves derived from such report, have been referred to and incorporated in this prospectus upon the authority of such firm as experts with respect to such matters covered in such report and in giving such report.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Diversified Energy, at www.sec.gov. Diversified Energy’s SEC filings are also available on Diversified Energy’s website at www.div.energy. Information on, or that is accessible from, our website, even if referred to in documents incorporated by reference in this prospectus, does not constitute part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may replace information included in or incorporated by reference into this prospectus.
We incorporate by reference into this prospectus the documents listed below:
•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026 (the “Annual Report on Form 10-K”);
•
current reports on Form 8-K and amended current reports on Form 8-K/A filed with the SEC on January 7, 2026, January 23, 2026, January 26, 2026, January 28, 2026, February 6, 2026 (with respect to Exhibit 99.1 and Exhibit 99.2), February 10, 2026, March 4, 2026, and March 6, 2026;

•
the description of our capital stock contained in Exhibit 4.1 of our Form 8-K filed with the SEC on November 24, 2025, and any amendment or report filed for the purposes of updating such description; and

•
the audited consolidated financial statements of Maverick as of December 31, 2024 and 2023 and for the years ended December 31, 2024 and 2023 included as Exhibit 99.1 to the Company’s Report on Form 6-K, filed with the SEC on May 16, 2025.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later-filed document modify or replace such earlier statements. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.
If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:
Diversified Energy Company
1600 Corporate Drive
Birmingham, Alabama 35242
Telephone: (205) 408-0909
Attention: Investor Relations

Diversified Energy Company

COMMON STOCK
PREFERRED STOCK
WARRANTS
UNITS
PROSPECTUS
March 9, 2026

PROSPECTUS

7,501,585 Shares of Common Stock Offered by the Selling Stockholders
This prospectus relates to the resale, from time to time, of 7,501,585 shares of common stock (the “Securities”) $0.01 par value per share (the “common stock”), of Diversified Energy Company (the “Company,” “DEC,” “we,” “us,” or “our company”) by the selling stockholders identified herein. The Securities were issued in connection with our U.S. Domestication in exchange for ordinary shares that were originally issued as consideration in our acquisition of Maverick Natural Resources, LLC (“Maverick”), which closed on March 14, 2025 (the “Acquisition”), pursuant to the merger agreement by and among Maverick, Diversified Energy Company PLC, Diversified Gas & Oil Corporation, Remington Merger Sub, LLC and EIG Management Company, LLC, dated January 24, 2025 (the “Merger Agreement”). We are registering the Securities for resale pursuant to the selling stockholders’ registration rights under that certain registration rights agreement between us and the selling stockholders, entered into in connection with the Acquisition (the “Registration Rights Agreement”). All of these shares of common stock are being sold by the selling stockholders named in this prospectus, or any of the selling stockholders’ permitted transferees. The selling stockholders will receive all proceeds from the sale of the shares of common stock being offered in this prospectus. We will not receive any proceeds from the sale of shares by the selling stockholders. We are required to pay certain offering fees and expenses, other than underwriting discounts and commissions, in connection with the registration of the selling stockholders’ Securities and to indemnify the selling stockholders against certain liabilities. For more information related to the selling stockholders, please read “Selling Stockholders.”
Investing in the Securities involves certain risks. Please carefully review the information under the heading “Risk Factors” contained in this prospectus beginning on page 3, along with any risk factors described in the applicable prospectus supplement.
The selling stockholders may sell the Securities to or through underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly or through agents. See “Plan of Distribution.” The prospectus supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by us in connection with the offering and sale of Securities, and will set forth the terms of the offering of such Securities, including the method of distribution of such Securities, the public offering price, any fees, discounts or other compensation payable to underwriters, dealers or agents, and any other material terms of the plan of distribution.
Our shares of common stock are listed on the New York Stock Exchange (“NYSE”) under the symbol “DEC.” The last reported sale price of our common stock on NYSE on March 6, 2026 was $14.55 per share. Our shares of common stock are also admitted to the Equity Shares (International Commercial Companies Secondary Listing) of the Official List and to trading on the London Stock Exchange’s (“LSE”) main market for listed securities under the symbol “DEC.” The last reported sale price of our common stock on the LSE on March 6, 2026 was £10.78 per share (equivalent to approximately $14.36 per share based on an assumed exchange rate of £1.00 to $1.3323 as of March 6, 2026). We recommend that you obtain current market quotations for our common stock prior to making an investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated March 9, 2026.

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ABOUT THIS PROSPECTUS
This prospectus is a part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, the selling stockholders may offer and sell from time to time the Securities described in this prospectus in one or more offerings in amounts to be determined at the time of any offering.
This prospectus provides you with a general description of the Securities the selling stockholders may offer. Each time the selling stockholders offer Securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the Securities offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any prospectus supplement and any free writing prospectus by or on behalf of us, together with the additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
Neither we nor the selling stockholders have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any free writing prospectus prepared by or on behalf of us. Neither we nor the selling stockholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholders are making offers to sell the Securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.
Except where the context otherwise requires or where otherwise indicated, the terms “Diversified Energy,” the “Company,” the “Group,” “DEC,” “we,” “us,” “our company” and “our business” refer to Diversified Energy Company, together with its predecessors and its consolidated subsidiaries.
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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking statements or information (collectively, “forward-looking statements”) within the meaning of applicable securities legislation, including Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, except for statements of historical fact, that relate to the anticipated future activities, plans, strategies, objectives or expectations of the Company are forward-looking statements. When used in this prospectus, any prospectus supplement and the documents incorporated herein by reference, the use of words and phrases including “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “seek,” “believe,” “estimate,” “predict,” “potential,” “continue,” “contemplate,” “possible,” or the negative of these terms or other variations or comparable terminology, or by discussions of strategy, plans, objectives, goals, future events or intentions. These forward-looking statements include all matters that are not historical facts. They include, but are not limited to, statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial positions, liquidity, prospects, growth, strategies and the natural gas and oil industry. By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances.
Forward-looking statements are not guarantees of future performance and the actual results of our operations, financial position and liquidity, and the development of the markets and the industry in which we operate, may differ materially from those described in, or suggested by, the forward-looking statements. In addition, even if the results of operations, financial position and liquidity, and the development of the markets and the industry in which we operate are consistent with the forward-looking statements, those results or developments may not be indicative of results or developments in subsequent periods. A number of factors could cause results and developments to differ materially from those expressed or implied by the forward-looking statements including, without limitation, general economic and business conditions, the behavior of other market participants, industry trends, competition, commodity prices, changes in regulation, currency fluctuations, our ability to recover our reserves, our ability to successfully integrate acquisitions, our ability to obtain financing to meet liquidity needs, changes in our business strategy, political and economic uncertainty.
Forward-looking statements may, and often do, differ materially from actual results. Any forward-looking statements speak only as of the date of such statements were made, reflect our then current view with respect to future events and are subject to risks relating to future events and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. Investors should specifically consider the factors identified in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein, including Item 1A. Risk Factors of the Annual Report on Form 10-K, which could cause actual results to differ before making an investment decision. Subject to the requirements of applicable law, we explicitly disclaim any obligation or undertaking to revise any forward-looking statements that may occur due to any change in our expectations or to reflect events or circumstances after the date such forward-looking statements were made except as may be required by applicable law.
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RISK FACTORS
An investment in our Securities involves risk. Before investing in our Securities, you should carefully consider all of the information included in this prospectus and the documents incorporated by reference herein, and the risks discussed under the caption “Risk Factors” in any prospectus supplement and our Annual Report on Form 10-K with the SEC and any subsequent updates and other reports and documents we file with the SEC, which are incorporated by reference herein and in any prospectus supplement and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially and adversely affected by any of such risks or additional risks and uncertainties that are currently immaterial or unknown. The trading price and value of our Securities could decline due to any of these risks, and you may lose all or part of your investment. Please see “Cautionary Note Regarding Forward-Looking Statements.”
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DIVERSIFIED ENERGY COMPANY
We are a leading independent energy company focused on natural gas and liquids production, transportation, marketing and well retirement, primarily located within the Appalachian and Central regions of the United States. Our strategy is to acquire existing long-life assets and to make investments in those assets to improve environmental and operational performance under a modern field management philosophy and stewardship-based approach to generate cash flows and maximize shareholder returns. Our target assets are characterized by multi-decade production profiles and low decline rates, and we place a particular focus on assets whose value we believe can be enhanced by scale and vertical integration through complementary midstream infrastructure or by our operational and marketing framework.
Our business model emphasizes responsible stewardship and operational excellence, focusing on maximizing value from existing reserves. Our disciplined, full-lifecycle asset management approach is central to our success. We focus on optimizing and extending the productive life of existing wells, using advanced monitoring technologies and data analytics to drive operational efficiency and safety.
Our principal executive offices are located at 1600 Corporate Drive, Birmingham, Alabama 35242, and our telephone number at that location is (205) 408-0909. Our website address is www.div.energy. Information on, or that is accessible from, our website, even if referred to in documents incorporated by reference in this prospectus, does not constitute part of this prospectus.
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USE OF PROCEEDS
We are registering the resale of the 7,501,585 shares of common stock offered by the selling stockholders. All of the shares of common stock offered by the selling stockholders pursuant to this prospectus will be sold by them. We are not selling any securities under this prospectus and will not receive any proceeds from the sales covered hereby. The net proceeds from the sale of the common stock will be received by the selling stockholders.
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DESCRIPTION OF CAPITAL STOCK
The following is a description of the material terms of our capital stock and provisions of our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”) as currently in effect and certain provisions of Delaware law. The following description may not contain all of the information that is important to you, and we therefore refer you to our Certificate of Incorporation and Bylaws, copies of which are filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. For more information on how you can obtain our Certificate of Incorporation and our Bylaws, see the heading “Where You Can Find More Information.”
Under the Certificate of Incorporation, we are authorized to issue up to 350,000,000 shares of common stock, par value $0.01 per share, and 30,000,000 shares of preferred stock, par value $0.01 per share.
Common Stock
Voting Rights
The holders of our common stock are entitled to one vote per share on all matters on which stockholders are generally entitled to vote; provided, however, that, except as otherwise required by law, holders of common stock, as such, are not entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation. Holders of our common stock do not have cumulative voting rights in the election of directors. Accordingly, the holders of a majority of the combined voting power of our common stock could, if they so choose, elect all the directors.
Dividends
Subject to the rights of the holders of any outstanding series of preferred stock, holders of common stock are entitled to receive dividends to the extent permitted by law when, as and if declared by our board of directors.
Liquidation
Upon our dissolution, liquidation or winding up, subject to the rights of the holders of any outstanding series of preferred stock, the holders of shares of common stock are entitled to receive our assets available for distribution to our stockholders ratably in proportion to the number of shares held by them.
Other Matters
The Certificate of Incorporation does not entitle holders of our common stock to preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and non-assessable.
Preferred Stock
Unless required by law or by any stock exchange on which our common stock may be listed, the authorized shares of preferred stock will be available for issuance without further action by our stockholders. Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which apply as long as our common stock is listed on NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the combined voting power of our common stock and certain issuances to related parties. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans.
Our Certificate of Incorporation authorizes our board of directors to establish from time to time the number of shares to be included in each series of preferred stock, and to fix the designation, powers, preferences, and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of each series of preferred stock. Our board of directors is also able to increase or decrease the number of authorized shares of any series of preferred stock (but not below the number of shares of that series of preferred stock then outstanding) without any further vote or action by the stockholders.
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As of December 31, 2025, no shares of preferred stock were outstanding. If we offer shares of preferred stock pursuant to this prospectus, the specific terms of the preferred stock will be described in the applicable prospectus supplement.
Anti-Takeover Effects of Delaware Law, the Certificate of Incorporation and the Bylaws
Certain provisions of Delaware law, the Certificate of Incorporation and the Bylaws could make the acquisition of our Company more difficult and could delay, defer or prevent a tender offer or other takeover attempt that a stockholder might consider to be in its best interest, including takeover attempts that might result in the payment of a premium to stockholders over the market price for their shares. These provisions also may promote the continuity of our management by making it more difficult for a person to remove or change the incumbent members of our board of directors.
Authorized but Unissued Shares; Undesignated Preferred Stock. The authorized but unissued shares of our common stock are available for future issuance without stockholder approval, except as required by law or by any stock exchange on which our common stock may be listed. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans. In addition, our board of directors may authorize, without stockholder approval, the issuance of undesignated preferred stock with voting rights or other rights or preferences designated from time to time by our board of directors. The existence of authorized but unissued shares of common stock or preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.
No Cumulative Voting. Holders of our common stock do not have cumulative voting rights in the election of directors.
Special Meetings of Stockholders. The Certificate of Incorporation and the Bylaws provide that special meetings of our stockholders (1) may be called at any time by our board of directors; and (2) shall be called by our secretary upon the written request or requests of one or more persons that: (a) own (as defined in the Bylaws) shares representing at least 25% of the voting power of the stock outstanding and entitled to vote on the matter or matters to be brought before the proposed special meeting as of the record date fixed in accordance with the Bylaws to determine who may deliver a written request to call the special meeting; and (b) comply with such procedures for calling a special meeting of stockholders as may be set forth in the Bylaws and amended from time to time. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to our notice of meeting.
Stockholder Action by Written Consent. Pursuant to Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”), any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless the certificate of incorporation provides otherwise. The Certificate of Incorporation precludes stockholder action by written consent.
Advance Notice Requirements for Stockholder Proposals and Nomination of Directors. The Bylaws require stockholders seeking to bring business before an annual meeting of stockholders, or to nominate individuals for election as directors at an annual or special meeting of stockholders, to provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to the secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day, prior to the anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, such notice will be timely only if delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the date on which a public announcement of the date of such annual meeting is first made by us. The Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our meetings of stockholders. These provisions may also discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the potential acquiror’s own slate of directors or otherwise attempting to obtain control of our company.
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Removal of Directors; Vacancies. The Certificate of Incorporation provides that directors may be removed with or without cause, by the affirmative vote of holders of at least a majority of the voting power of the stock outstanding and entitled to vote thereon, provided, however, that when the holders of any class or series of preferred stock are entitled to elect one or more directors pursuant to the Certificate of Incorporation, with respect to the removal without cause of a director or directors so elected, the vote of the holders of the outstanding shares of that class or series, and not the vote of the outstanding shares as a whole, shall apply. In addition, the Certificate of Incorporation also provides that any newly created directorship on our board of directors resulting from any increase in the authorized number of directors and any vacancies in our board of directors may be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by the sole remaining director.
Amendments to the Bylaws and the Certificate of Incorporation. The Certificate of Incorporation and the Bylaws provide that our board of directors is expressly authorized to adopt, amend or repeal the Bylaws without a stockholder vote.
The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. The Certificate of Incorporation provides that the affirmative vote of at least 66 2/3% of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, is required to amend or repeal, or adopt any provision inconsistent with, the following provisions in the Certificate of Incorporation, among others:
•	the provisions regarding our board of directors;
•	the provisions precluding stockholder action by written consent;
•	the provisions regarding calling special meetings of stockholders;
•	the provision requiring a majority vote for stockholders to amend the Bylaws;
•	the provisions eliminating monetary damages for breaches of fiduciary duty by a director or officer;
•	the amendment provision requiring that the above provisions be amended only with a 66 2/3% supermajority vote; and
•	the provisions regarding the forum for adjudication of disputes.
Section 203 of the Delaware General Corporation Law. We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:
•
before the person became an interested stockholder, our board of directors approved either the business combination or the transaction in which the interested stockholder became an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced (other than statutorily excluded shares); or

•
on or after the date the interested stockholder attained that status, the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

An interested stockholder is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. The term “business combination” is broadly defined to include a broad array of transactions, including mergers, consolidations, sales or other dispositions of assets having a total value in excess of 10% of the consolidated assets of the corporation or all of the outstanding stock of the corporation, and some other transactions that would increase the interested stockholder’s proportionate share ownership in the corporation.
Exclusive Forum. The Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware or, if such court does not have subject matter
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jurisdiction thereof, the federal district court of the State of Delaware, will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of our company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of our company to our company or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine of the State of Delaware, and the federal district courts of the United States will be the exclusive forum for any complaint asserting a cause of action arising under the Securities Act.
Limitations on Liability and Indemnification of Officers and Directors
Subject to certain exceptions, the DGCL authorizes corporations to limit or eliminate the personal liability of directors and certain officers to corporations and their stockholders for monetary damages for breaches of their fiduciary duties. Under the Certificate of Incorporation and Bylaws, to the fullest extent permitted by the DGCL, our directors and officers will not be personally liable to our company or any of our stockholders for monetary damages for any breach of fiduciary duty as a director or officer. Currently, the DGCL does not permit exculpation of: (a) a director or officer for breach of the director’s or officer’s duty of loyalty to our company or our stockholders; (b) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) a director for unlawful payment of dividends or unlawful stock repurchases or redemptions, as provided under Section 174 of the DGCL; (d) a director or officer for any transaction from which the director or officer derived an improper personal benefit; or (e) an officer in any action by or in the right of the corporation. Under the Certificate of Incorporation and the Bylaws, we are required to indemnify each of our directors and certain of our officers, to the fullest extent permitted by the DGCL, subject to certain exceptions.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.
9

SELLING STOCKHOLDERS
This prospectus relates to 7,501,585 shares of our common stock, which were issued by the Company to the selling stockholders pursuant to the Merger Agreement. The filing of the registration statement of which this prospectus forms a part is pursuant to our obligations under the Registration Rights Agreement, which was executed in connection with the closing of the transactions contemplated by the Merger Agreement. We agreed to pay certain offering fees and expenses in connection with the registration of the selling stockholders’ Securities and to indemnify the selling stockholders against certain liabilities.
The information contained in the table below in respect of the selling stockholders (including the number of shares of common stock beneficially owned and the number of shares of common stock offered) has been obtained from the selling stockholders and has not been independently verified by us. We may supplement this prospectus from time to time in the future to update or change this list of selling stockholders and the number of shares of common stock that may be offered and sold by any selling stockholder. The registration for resale of the shares of common stock does not necessarily mean that the selling stockholders will sell all or any of these shares. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of common stock in transactions exempt from the registration requirements of the Securities Act, after the date on which it provided the information set forth in the table below.
As of February 25, 2026, there were 76,070,756 shares of our common stock issued and outstanding.

	Shares of Common Stock Beneficially Owned Prior to the Offering		Shares of Common Stock to be Offered	Shares of Common Stock beneficially owned after the offering
	Number	%(2)		Number	%
Selling Stockholders:
EIG Energy Fund XVI, L.P.(1)	2,732,662	3.59%	2,732,662	—	—
EIG Energy Fund XVI Holdings Splitter (FourPoint), L.P.(1)	1,248,819	1.64%	1,248,819	—	—
EIG Holdings Carry Splitter (Redwood), L.P.(1)	1,012,758	1.33%	1,012,758	—	—
EIG Energy Fund XV, L.P.(1)	742,468	*	742,468	—	—
EIG Energy Fund XV Blocker Series C (Fourpoint), LLC(1)	603,444	*	603,444	—	—
EIG Energy Fund XV-A, L.P.(1)	506,760	*	506,760	—	—
EIG Redwood Co-Investment, L.P.(1)	327,012	*	327,012	—	—
EIG Energy XV Blocker Agent (Redwood), LLC(1)	283,715	*	283,715	—	—
EIG Energy Fund XVI-E, L.P.(1)	43,947	*	43,947	—	—

*	Less than 1%.
(1)
EIG Redwood Co-Investment GP, LLC (“EIG Redwood Co-Investment GP”) is the general partner of EIG Redwood Co-Investment, L.P. (“Redwood Co-Investment”). EIG Energy Fund XV GP, LLC (“EIG Fund XV GP”) is the general partner of EIG Energy Fund XV, L.P. (“Fund XV”) and EIG Energy Fund XV-A, L.P. (“Fund XV-A”). EIG Energy Fund XVI GP, LLC (“EIG Fund XVI GP,” and together with EIG Redwood Co-Investment GP and EIG Fund XV GP, the “General Partners”) is the general partner of EIG Holdings Carry Splitter (Redwood), L.P. (“Carry Splitter (Redwood)”), EIG Energy Fund XVI, L.P. (“Fund XVI”), EIG Energy Fund XVI-E, L.P. (“Fund XVI-E”), and EIG Energy Fund XVI Holdings Splitter (Fourpoint), L.P. (“Fund XVI Holdings Splitter (Fourpoint)”). EIG Energy Fund XV Blocker Series C (Fourpoint), LLC (“Fund XV Blocker Series C (Fourpoint)”) is managed directly by EIG Management Company, LLC. Kristin Kelly is the sole director and officer of EIG Energy XV Blocker Agent (Redwood), LLC. (“Fund XV Blocker Agent (Redwood),” and together with Redwood Co-Investment, Fund XV, Fund XV-A, Carry Splitter (Redwood), Fund XVI, Fund XVI-E, Fund XVI Holdings Splitter (Fourpoint), and Fund XV Blocker Series C (Fourpoint), the “EIG Fund Entities”). To the extent applicable, the General Partners have constituted investment committees that are, directly or indirectly, responsible for making investment decisions for the EIG Fund Entities. The members of the relevant investment committees are R. Blair Thomas and Randall S. Wade. The business address of the EIG Fund Entities is 600 New Hampshire Ave NW, Suite 1200, Washington, DC 20037.

(2)	Based on 76,070,756 shares of common stock outstanding as of February 25, 2026.
10

PLAN OF DISTRIBUTION
As of the date of this prospectus, we have not been advised by the selling stockholders as to any plan of distribution. Distributions of the shares of common stock by the selling stockholders, or by the selling stockholders’ permitted transferees, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the shares of common stock may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. We will bear the fees and expenses incurred by us in connection with our obligation to register the shares of common stock pursuant to the Registration Rights Agreement. If the shares are sold through underwriters or broker-dealers, we will not be responsible for underwriting discounts or commissions or agents’ commissions.
The methods by which the shares of common stock may be sold include:
•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;
•	one or more underwritten offerings;
•	block trades in which the broker dealer will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker dealer as principal and resale by the broker dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	distribution to employees, members, partners or stockholders of the selling stockholders;
•	transactions through broker dealers that agree with the selling stockholders to sell a specified number of such shares of common stock at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	by pledge to secured debts and other obligations;
•	delayed delivery arrangements;
•	to or through underwriters or broker-dealers;
•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.
The selling stockholders may also sell the shares of common stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.
In addition, a selling stockholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is our affiliate (or to the extent otherwise required by law), we may, at our option, file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of our shares of common stock, from the purchaser) in amounts to be negotiated, but, except
11

as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority, (“FINRA”), Rule 5110; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with the sale of our shares of common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our shares of common stock in the course of hedging the positions they assume. The selling stockholders may also sell our shares of common stock short and deliver these shares to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these shares. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.
Any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of our shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
We are required to pay certain fees and expenses, incurred by us incident to the registration of our shares of common stock. We and the selling stockholders have agreed to indemnify each other against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares of our shares of common stock may not simultaneously engage in market making activities with respect to our shares of common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our shares of common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).
At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
There can be no assurances that the selling stockholders will sell any or all of the Securities offered under this prospectus.
12

LEGAL MATTERS
Gibson, Dunn & Crutcher LLP will pass upon the validity of any securities being offered by this prospectus. Any underwriters, dealers or agents will be represented by their own legal counsel.
EXPERTS
Independent Registered Public Accounting Firm
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report (which contains a paragraph relating to the effectiveness of internal control over financial reporting due to the exclusion of Canvas Energy Inc. because it was acquired by the Company during 2025) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The audited historical financial statements of Maverick Natural Resources, LLC as of and for the year ended December 31, 2023 incorporated by reference in this prospectus by reference to Exhibit 99.1 of Diversified Energy’s Report on Form 6-K dated May 16, 2025, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Maverick Natural Resources, LLC as of December 31, 2024 and for the year then ended, incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, P.C., independent auditors, given on the authority of said firm as experts in auditing and accounting.
The audited financial statements of Canvas Energy Inc. as of December 31, 2024 and 2023 and for the years then ended incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance on the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.
Independent Petroleum Engineers
The letter report, included as an exhibit to the Company’s Annual Report on Form 10-K, of Netherland, Sewell & Associates, Inc., independent consulting petroleum engineers, and information with respect to our natural gas, oil and NGL reserves derived from such report, have been referred to and incorporated in this prospectus upon the authority of such firm as experts with respect to such matters covered in such report and in giving such report.
13

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Diversified Energy, at www.sec.gov. Diversified Energy’s SEC filings are also available on Diversified Energy’s website at www.div.energy. Information on, or that is accessible from, our website, even if referred to in documents incorporated by reference in this prospectus, does not constitute part of this prospectus.
14

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may replace information included in or incorporated by reference into this prospectus.
We incorporate by reference into this prospectus the documents listed below:
•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026 (the “Annual Report on Form 10-K”);
•
current reports on Form 8-K and amended current reports on Form 8-K/A filed with the SEC on January 7, 2026, January 23, 2026, January 26, 2026, January 28, 2026, February 6, 2026 (with respect to Exhibit 99.1 and Exhibit 99.2), February 10, 2026, March 4, 2026 and March 6, 2026;

•
the description of our capital stock contained in Exhibit 4.1 of our Form 8-K filed with the SEC on November 24, 2025, and any amendment or report filed for the purposes of updating such description; and

•
the audited consolidated financial statements of Maverick as of December 31, 2024 and 2023 and for the years ended December 31, 2024 and 2023 included as Exhibit 99.1 to the Company’s Report on Form 6-K, filed with the SEC on May 16, 2025.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later-filed document modify or replace such earlier statements. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.
If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:
Diversified Energy Company
1600 Corporate Drive
Birmingham, Alabama 35242
Telephone: (205) 408-0909
Attention: Investor Relations
15

Diversified Energy Company

7,501,585 Shares of Common Stock Offered by the Selling Stockholders
PROSPECTUS
March 9, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution
The expenses (other than underwriting compensation) to be incurred by us in connection with the issuance and distribution of our securities being registered hereby are:

Expenses	Amount
SEC registration fee	-†
FINRA filing fee	$225,500
NYSE listing fee	*
Transfer agent’s fees and expenses	*
Warrant agent’s fees and expenses	*
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous costs	*
Total	*
†
Except with respect to the fee applicable to the shares of common stock to be sold by the selling stockholders, the registrant is deferring payment of registration fees in reliance on Rules 456(b) and 457(r) under the Securities Act.

*
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

The selling stockholders will bear all commissions and discounts, if any, attributable to their sale of shares of our common stock.
Item 15.	Indemnification of Directors and Officers
Section 145 of DGCL provides that a corporation may indemnify its directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines, and settlement amounts actually and reasonably incurred in connection with specified actions, suits or proceedings brought by third parties, whether civil, criminal, administrative or investigative, if the individuals acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions and actions brought directly by the corporation, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification of expenses if the person seeking indemnification has been found liable to the corporation. In addition, the statute requires indemnification of directors and officers to the extent they have been successful, on the merits or otherwise, in defending an action, suit or proceeding (whether brought by a third party or by or on behalf of the corporation). The statute also permits a corporation to pay expenses of defense in advance of the final disposition of an action, suit or proceeding upon receipt (in the case of a current director or officer) of an undertaking to repay any amounts advanced if it is ultimately determined that the director or officer is not entitled to be indemnified. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.
The Company’s Certificate of Incorporation contains provisions that limit the liability of directors and officers of the Company for monetary damages to the fullest extent permitted by the DGCL. Consequently, the Company’s directors and officers will not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:
•	any breach of the director’s duty of loyalty to the Company or its stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	willful or negligent declaration and payment of unlawful dividends, or unlawful share purchases or redemptions; or
•	any transaction from which the director derived an improper personal benefit.

The Company’s Bylaws provide that Diversified Energy is required to indemnify its directors and officers, in each case to the fullest extent authorized by DGCL. The Bylaws also obligate Diversified Energy to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding. In addition, the Company has entered into agreements with the Company’s directors and officers to indemnify such directors and officers. With specified exceptions and subject to applicable law, these agreements provide for indemnification and advancement of expenses incurred by these individuals in connection with actions, suits or proceedings arising out of their service to the Company, including indemnification for certain judgments, fines, penalties and amounts paid in settlement, in each case to the fullest extent permitted by applicable law. Further, the Company maintains directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in the Certificate of Incorporation may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement or damages.
The foregoing summaries are necessarily subject to the complete text of Section 145 of the DGCL and our Certificate of Incorporation and Bylaws and the arrangements referred to above and are qualified in their entirety by reference thereto.
Item 16.	Exhibits

Exhibit No.	Name of Document	Method of Filing
1.1	Form of Underwriting Agreement	*
2.1
Merger Agreement, dated as of January 24, 2025, by and among Maverick Natural Resources, LLC, Diversified Energy Company plc, Remington Merger Sub, LLC, and for certain provisions therein, Diversified Gas & Oil Corporation and EIG Management Company, LLC.
Incorporated by reference to Exhibit 99.1 to the Company’s Report on Form 6-K (File No. 001-41870), filed on January 27, 2025
2.2
Agreement and Plan of Merger, dated as of September 8, 2025, by and among Diversified Production LLC, Diversified Energy Company PLC, Corsair Merger Sub, Inc., Canvas Energy Inc. and CEI Representative LLC, as equityholders’ representative.
Incorporated by reference to Exhibit 99.2 to the Company’s Report on Form 6-K (File No. 001-41870), filed on September 9, 2025
2.3	Purchase and Sale Agreement, dated as of February 26, 2026, by and between Diversified Productions, LLC and Sheridan Holding Company III, LLC	Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-41870), filed on March 4, 2026
3.1	Amended and Restated Certificate of Incorporation of Diversified Energy Company	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-41870), filed on November 24, 2025
3.2	Amended and Restated Bylaws of Diversified Energy Company	Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-41870), filed on November 24, 2025
4.1	Description of Capital Stock	Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-41870), filed on November 24, 2025
4.2
Registration Rights Agreement, dated as of March 14, 2025, by and between Diversified Energy Company PLC, the holders set on the signature pages thereto, and, solely for purposes of Section 2.8 therein, Diversified Gas & Oil Corporation.
Incorporated by reference to Exhibit 4.14 to the Form 20-F, filed on March 17, 2025

Exhibit No.	Name of Document	Method of Filing
5.1	Opinion of Gibson, Dunn & Crutcher LLP	Filed herewith.
23.1	Consent of PricewaterhouseCoopers LLP, as independent registered public accounting firm of the Company	Filed herewith.
23.2	Consent of Netherland, Sewell & Associates, Inc.	Filed herewith.
23.3	Consent of PricewaterhouseCoopers LLP, as independent registered public accounting firm of Maverick Natural Resources, LLC	Filed herewith.
23.4	Consent of BDO USA, P.C., as independent auditors of Maverick Natural Resources, LLC.	Filed herewith.
23.5	Consent of Grant Thornton LLP, as the independent certified public accountants of Canvas Energy Inc.	Filed herewith.
23.6	Consent of Gibson, Dunn & Crutcher LLP	Included in Exhibit 5.1.
24.1	Powers of Attorney of the Company	Included on the signature pages.
107	Filing Fee Table	Filed herewith.

*	To be filed by amendment or incorporated by reference to a subsequently furnished Report on Form 8-K.
Item 17.	Undertakings
The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13 (a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, Diversified Energy certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on March 9, 2026.

DIVERSIFIED ENERGY COMPANY

By:	/s/ Robert Russell Hutson, Jr.
Name: Robert Russell Hutson, Jr.
Title: Co-Founder, Chief Executive Officer and Director

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Robert Russell (“Rusty”) Hutson, Jr., Bradley G. Gray and Benjamin Sullivan and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by each the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Robert Russell Hutson, Jr.	Co-Founder, Chief Executive Officer and Director (Principal Executive Officer)	March 9, 2026
Robert Russell Hutson, Jr.

/s/ Bradley G. Gray	President and Chief Financial Officer (Principal Financial Officer)	March 9, 2026
Bradley G. Gray

/s/ Michael Garrett	Chief Accounting Officer (Principal Accounting Officer)	March 9, 2026
Michael Garrett

/s/ David E. Johnson	Chairman of the Board	March 9, 2026
David E. Johnson

/s/ Martin K. Thomas	Director	March 9, 2026
Martin K. Thomas

/s/ Kathryn Z. Klaber	Director	March 9, 2026
Kathryn Z. Klaber

/s/ David J. Turner, Jr.	Director	March 9, 2026
David J. Turner, Jr.